NEWS RELEASE

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15301 W. 109th Street, Lenexa, KS  66219    Phone: 913-647-0158   Fax:  913-647-0132
                                                                  investorrelations@elecsyscorp.com

FOR IMMEDIATE RELEASE:

Contact:          Michael J. Meyer
                  (913) 647-0158, Phone
                  (913) 647-0132, Fax
                  investorrelations@elecsyscorp.com

ELECSYS CORPORATION REPORTS A 39% INCREASE IN THIRD QUARTER SALES

Lenexa, Kansas (February 25, 2003) - Elecsys Corporation (AMEX: ASY), today reported increases in sales, gross margin and operating income for the third quarter and year-to-date periods ended January 31, 2003.

Three-month results for the period ended January 31, 2003:
         Sales for the quarter ended January 31, 2003 were $2,553,000, a 39.0%
increase over sales of $1,836,000 in the comparable period of the prior year.
The increase was primarily due to strong sales in the electronic assembly, hybrid electronic and liquid crystal display ("LCD") product lines. However, as previously reported, sales in the comparable period of the prior year were negatively impacted by the reaction across our customer base to the events of
September 11, 2001.
         Gross margin was 28.3% of sales, as compared to 14.8% of sales for the three-month period ended January 31, 2002. The gross margin achieved in the current period was within the Company's target range and was the result of a favorable change in product mix. This improvement in gross margin occurred despite both an increase in labor costs and the fact that the cost of products sold for the period included certain expenses that were the result of an expansion of our LCD capacity in anticipation of new customers and revenue growth from the acquisition of certain assets of Crystaloid Technologies, Inc.
("Crystaloid") on December 31, 2002. The acquired assets included accounts receivable, inventory, fixed assets, and certain intellectual property of
Crystaloid, including a customer list.
         Operating expenses, which include selling, general and administrative expenses ("SG&A") as well as asset acquisition related expenses, were $878,000, an increase of $211,000, or 31.6%, from the same period a year ago.
         The increase was principally due to $238,000 of asset acquisition related expenses, such as legal, accounting, moving and travel expenses that were associated with the purchase of the Crystaloid assets. The Company has elected to treat the asset acquisition related costs as expenses in the periods in which they occur rather than capitalizable business acquisition costs.
         SG&A expenses, excluding asset acquisition related expenses, for the quarter declined to $640,000, down 4.1% from the same period a year ago, due in part to the adoption of SFAS

No. 142, Goodwill and Other Intangible Assets, on May 1, 2002 that resulted in goodwill no longer being amortized. Goodwill amortization totaled $39,000 in the comparable quarter of 2002.
     Operating loss for the period was $155,000 as compared to an operating loss of $446,000 recorded in the prior year period. Excluding the asset acquisition related costs of $238,000, operating income for the period would have been
$83,000.
     As a result of the above, net loss was $192,000, or $(0.07) per share, for the quarter, as compared to the net loss of $0, or $0.00 per share for the comparable period of the prior year. Included in the prior year period was the result of a gain on sale of discontinued operations of $446,000 for which there was no comparable activity in the current period.

Year to date results for the period ended January 31, 2003:
         Sales totaled $8,173,000 for the first nine months of the Company's fiscal year, a 48.7% increase over the comparable year to date period in 2002.
The increased sales are attributable to strong sales in two of our main product lines, electronic assembly and hybrid electronic products.
         Gross margin was 31.6%, as compared to 20.5% in the first nine months of the prior fiscal year. The increase in gross margin was due to improved labor efficiencies and a favorable product mix.
         Operating expenses were $2,350,000, which included $244,000 for asset acquisition related expenses for the year to date period. In the nine-month period ended January 31, 2002, operating expenses totaled $2,569,000, and included $375,000 in restructuring charges and $117,000 in goodwill amortization. Due to the adoption of SFAS No. 142 as of May 1, 2002, goodwill is no longer amortized and no goodwill amortization expense is included in the nine-month period ended January 31, 2003.
         Year to date operating income was $230,000 as compared to an operating loss of $1,441,000 for the prior year to date period.
         Net loss for the year to date period ended January 31, 2003, amounted to $1,499,000, or $(0.54) per share, including the $1,618,000, or $(0.58) per share, charge for goodwill impairment as a result of the adoption of SFAS No.
142, as compared to a net loss of $1,874,000, or $(0.68) per share, for the nine-month period ended January 31, 2002.

Michael J. Meyer, Chairman, said, "Our major focus during this quarter, both operationally and financially, was the acquisition of the Crystaloid assets and preparation for the integration of the Crystaloid customers, a process which is now nearly complete. Although we reported an operating loss for the current quarter, it is a direct result of expensing, in the current period, the costs associated with the acquisition of the Crystaloid assets, an investment we believe will result in significant long term benefits for our Company. We have already begun to book meaningful orders from the Crystaloid customer base and believe that the acquisition of these assets and customers will have a very favorable impact on our Company in fiscal 2004."

Elecsys Corporation, through its wholly owned subsidiary DCI, Inc. ("DCI"), manufactures and imports custom liquid crystal displays (LCDs) and provides electronic manufacturing services for Original Equipment Manufacturers in the medical, aerospace, industrial and consumer product industries. Through its unique capabilities to manufacture hybrid electronic assemblies, such as integrating LCD displays with electronic components, the company offers a compelling single-source solution to its customers at a lower overall total cost. For more information, visit our websites at www.elecsyscorp.com and
www.dciincorporated.com.

Safe-Harbor statement: The discussions set forth in this press release may contain forward-looking comments based on current expectations that involve a number of risks and uncertainties. Actual results could differ materially from those projected or suggested in the forward-looking comments. The difference could be caused by a number of factors, including, but not limited to the factors and conditions that are described in Elecsys Corporation's SEC filings, including the Form 10-KSB for the year ended April 30, 2002. The reader is cautioned that Elecsys Corporation does not have a policy of updating or revising forward-looking statements and thus he or she should not assume that silence by management of Elecsys Corporation over time means that actual events are bearing out as estimated in such forward-looking statements.

                                     Elecsys Corporation and Subsidiaries
                                     Consolidated Statements of Operations
                                     (In thousands, except per share data)
                                                  (Unaudited)

                                                       Three Months Ended                  Nine Months Ended
                                                           January 31,                        January 31,
                                                      2003             2002              2003             2002
                                                      ----             ----              ----             ----
Sales                                                   $2,553           $1,836            $8,173           $5,496
Cost of products sold                                    1,830            1,564             5,592            4,368
                                                  -------------     ------------     -------------    -------------
Gross margin                                               723              272             2,581            1,128

Selling, general and administrative expenses               640              667             2,106            2,569
                                                  -------------     ------------     -------------    -------------
Operating income (loss) before asset
  acquisition related expenses                              83               --               475               --
Asset acquisition related expenses                         238               --               244               --
                                                  -------------     ------------     -------------    -------------

Operating income (loss)                                  (155)            (395)               231          (1,441)

Other income (expense):
  Interest expense                                        (39)             (44)             (117)            (260)
  Other income, net                                          2              (7)                 5              169
                                                  -------------     ------------     -------------    -------------
Income (loss) from continuing operations and
  before cumulative effect of accounting
  change                                                 (192)            (446)               119          (1,532)

Gain on sale of discontinued operations                     --              446                --              155
Loss from discontinued operations                           --               --                --            (497)
                                                  -------------     ------------     -------------    -------------
Income (loss) before cumulative effect of
  accounting change                                      (192)               --               119          (1,874)
Cumulative effect of accounting change                      --               --           (1,618)               --
                                                  -------------     ------------     -------------    -------------
Net loss                                               $ (192)            $  --          $(1,499)         $(1,874)
                                                  =============     ============     =============    =============

Income (loss) per share information:
  Basic:
  Continuing operations before cumulative
    effect of accounting change                        $(0.07)          $(0.16)             $0.04          $(0.55)
  Net loss per share                                   $(0.07)            $0.00           $(0.54)          $(0.68)
Weighted average common shares
  outstanding - basic                                    2,791            2,772             2,790            2,770

  Diluted:
  Continuing operations before cumulative
    effect of accounting change                        $(0.07)          $(0.16)             $0.04          $(0.55)
  Net loss per share                                   $(0.07)            $0.00           $(0.54)          $(0.68)
Weighted average common shares
  outstanding - diluted                                  2,791            2,772             2,811            2,770